Exhibit 99.1

POWERSECURE REALIGNS LEADERSHIP TEAM TO STRENGTHEN

OPERATIONAL FOCUS AND ENHANCE PROFITABILITY OF

EXPECTED GROWTH

—Management realignment sharpens focus on revenue and profit growth without adding headcount—

WAKE FOREST, N.C. – November 10, 2014 –PowerSecure International, Inc. (NYSE: POWR), today announced it has strengthened and realigned its leadership team to increase efficiency, enhance profitability and drive operational excellence, as the company is positioned for significant potential revenue growth in 2015 and the coming years.

“We are excited to announce this strengthened leadership team and operating approach as we believe this will better enable us to harness the entrepreneurial culture that built PowerSecure. This further institutionalizes the operating discipline and efficiency that are required to enhance profitability as we look to sustain an accelerated pace of revenue growth and mature into the company we aspire to be,” said Sidney Hinton, chief executive officer of PowerSecure.

“This new management alignment focuses the strengths of our functional leaders, without adding headcount, to maximize our operational execution across business platforms with proven leaders who have track records of exceptional execution and deep experience with the culture and vision of PowerSecure,” Hinton added.

As part of this leadership initiative, Chris Hutter, PowerSecure’s chief financial officer for the past seven years, will remain with PowerSecure and transition to the newly created role of chief operating officer.

The company has appointed functional business leaders to optimize revenue and profit growth and drive operating margin expansion across its business platforms, and also established and solidified business unit operating leader roles for each of its major business units. These strengthened and realigned roles include:

•	President, Distributed Generation, Derek Tugwell

•	President, Utility Services, Mark Vranderic

•	President, Energy Efficiency Services, James Smith

•	President, PowerSecure Lighting, James Leahy

•	President, PowerSecure Solar, Benjamin Schneider

•	Chief Operating Officer, Chris Hutter

•	Chief Revenue Officer, Ronnie Brannen

•	Chief Information Officer, Andrew Bell

•	Chief Innovation Officer, Brian Kisner

•	Executive Vice President, Finance and Administration, Eric Dupont

All of these management appointments, except for the appointments of Mr. Hutter and Mr. Dupont, are appointments by PowerSecure, Inc., the operating subsidiary of PowerSecure International, Inc. Mr. Hutter and Mr. Dupont have been appointed by PowerSecure International, Inc.

Additional Team Information

Derek Tugwell joined PowerSecure in 2002 and has held increasingly responsible sales and business development roles, in addition to senior finance and accounting roles, where he has established operational infrastructure to support the company’s significant growth across multiple business areas. During his time as a distributed generation (DG) sales leader, he established new utility relationships to drive meaningful revenue growth and profitability from important new customer channels. As of the reporting of PowerSecure’s third quarter 2014 financial results last week, he has completed his six-month transition from his prior role as vice president, corporate controller to president of DG.

Mark Vranderic, who has been with PowerSecure since 2012, is a Carnegie Mellon trained engineer with a 35 year track record of focusing on performance metrics, operational excellence and safety to drive bottom-line profitability for billion dollar companies, and has been a key architect in developing and deploying the performance metrics that have been critical in driving the turnaround that is in progress within utility services.

James Smith joined PowerSecure in 2013 with the company’s acquisition of Lime Energy’s energy services company (ESCO) support business. He is a degreed engineer and has spent the past 15 years leading a growing, profitable and operationally disciplined energy efficiency business that provides best-in-class solutions to ESCOs. He was instrumental in building a vertically integrated development and operational platform that supports multi-measure energy service solutions.

James Leahy joined PowerSecure in 2013 with the company’s acquisition of Solais. He was CEO of one of the nation’s largest specialty lighting distributors prior to founding Solais, is a CPA with Big Four accounting firm experience and has an MBA from Columbia University. He has consolidated leadership of PowerSecure’s lighting team and implemented operational improvements that have substantially increased the profitability of the company’s lighting business.

Benjamin Schneider joined PowerSecure in 2010 after spending 15 years in senior finance and strategic planning roles at public companies, including eight years at a $1 billion company. He led the acquisition team and integration of PowerSecure’s $4 million acquisition of Southern Energy Management’s commercial and utility-grade solar business in 2012, drove a 100 percent increase in solar revenue and profit for PowerSecure in 2013 and recently secured $120 million in new utility-grade solar projects for a major investor owned utility.

Ronnie Brannen started PowerSecure’s utility infrastructure business with a laptop computer and a desk in 2007 and grew it from the ground-up to $112 million in 2013. As chief revenue officer, he will be responsible for developing new customer relationships that drive revenue opportunities and growth across all segments of the business.

Andrew Bell joined PowerSecure in 2002. In addition to leading the company’s information technology group, he developed the company’s proprietary monitoring software and leads the monitoring team that delivers unique value and enables best-in-class system reliability for more than 1,600 distributed generation systems. As chief information officer, he will consolidate companywide leadership of our technology systems to maximize operational efficiency.

Brian Kisner joined PowerSecure in 2003 after leading engineering and manufacturing operations for 12 years at Eaton Corporation. He has led PowerSecure’s innovative, growing and profitable switchgear business. As chief innovation officer, he will focus on leveraging innovation across the company to develop customer solutions, including solutions that serve existing and future data center and mission critical customers.

Eric Dupont has led the company’s finance organization since September 2014 and is responsible for corporate budgeting, cost control, financial planning and analysis, cash management, corporate performance and financial metrics, and structured finance, among other leadership responsibilities. Prior to joining PowerSecure in the 2013 Lime Energy acquisition, he spent 19 years in senior finance roles with public and private companies in the energy and utility sectors, and has Big Four accounting firm experience.

About PowerSecure

PowerSecure International, Inc. is a leading provider of utility and energy technologies to electric utilities, and their industrial, institutional and commercial customers. The company is a pioneer in developing Interactive Distributed Generation® power systems which provide the most reliable backup power in the industry and sophisticated smart grid capabilities which enable the company to forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly, power at peak power times. This approach provides utilities with dedicated electric power generation capacity to utilize for demand response purposes and can provide customers with significant economic returns on their backup power investment. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables. The company’s energy efficiency segment develops energy efficient lighting technologies that improve the quality of light, including its proprietary Solais®, EfficientLights® and EnergyLite® LED products for retail, supermarket, commercial, museum and outdoor applications, and it provides energy efficiency services to super ESCOs and retailers. PowerSecure’s utility infrastructure segment provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the company’s outlook, prospects and expectations for revenues, operating profit margins, net income and E.P.S. results and growth generally; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing.

Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the size, timing and terms of new sales awards; overall economic and business conditions and the volatility, uncertainty and inconsistency in the financial and credit markets and the effects thereof on the company’s markets and customers, the demand for its products and services, and the company’s access to capital; the potential adverse financial and reputational consequences that can result from safety risks and hazards such as accidents inherent in the company’s operations; the impact of the company’s recent acquisitions on the company’s business, operations and financial results; the company’s ability to reduce and control its costs and expenses; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the company; the ability of the company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the company to continue the growth and diversification of its customer base; the ability of the company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K, copies of which may be obtained by visiting the investor relations page of the company’s website at www.powersecure.com or the SEC’s website at www.sec.gov.

Accordingly, there is no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact:

John Bluth

(919) 453-2103

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